EXHIBIT 5.4

July 25, 2024

Interactive Brokers Group, Inc.
One Pickwick Plaza
Greenwich, Connecticut 06830

Re:  Form S-3 Registration Statement and Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to Interactive Brokers Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of (1) a Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”) filed on July 26, 2023 by the Company as an automatic shelf registration statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); and (2) the Company’s prospectus supplement relating to the issuance and sale by the Company of up to 333,000 shares (the “Offered Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Common Shares”), to be filed by the Company with the Commission on or about the date of this opinion pursuant to Rule 424(b)(5) under the Act (together with the Company’s base prospectus included in the Registration Statement, collectively, the “Prospectus”). The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of an indeterminate number of Common Shares. The Offered Shares are to be issued and sold to IBG Holdings LLC for distribution to, and/or sale for the benefit of, certain of its members in exchange for membership interests in IBG LLC equal in number to such number of Common Shares issued by the Company.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as to the validity of the Offered Shares as set forth below.

We have reviewed such records, documents, agreements and certificates, and examined such matters of fact and law, as we have considered necessary or appropriate to express the opinions set forth below. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering the opinions set forth below, we have relied as to factual matters upon certificates of public officials, certificates and other assurances of officers and representations of the Company.

We have further assumed that the Offered Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of various states.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Offered Shares have been duly authorized for issuance by the Company and, when issued and delivered against receipt by the Company of payment of the agreed-upon consideration therefor as provided in the Prospectus, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion herein concerning any other laws, rules or regulations (including, without limitation, the application of the securities or “blue sky” laws of any state to the offer and/or sale of the Offered Shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K of the Company. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Common Shares may be issued from time to time on a delayed or continuous basis.

Sincerely,

/s/ Dechert LLP

Dechert LLP